Exhibit 13(d)

RiverNorth Opportunities Fund, Inc.

RiverNorth Opportunities Fund Announces Notification of Sources of Distribution

DENVER – May 31, 2018 - The RiverNorth Opportunities Fund, Inc. (NYSE:RIV) announces the sources of a distribution paid on May 31, 2018 of $0.21 per share to shareholders of record at the close of business on May 22, 2018,  pursuant to the Fund's managed distribution plan. This press release is issued as required by an exemptive order granted to the Fund by the U.S. Securities and Exchange Commission and includes the notice below sent to shareholders regarding the source of the distribution.

Statement Pursuant to Section 19(a) of the Investment Company Act of 1940

The following table sets forth the estimated amount of the sources of distribution for purposes of Section 19 of the Investment Company Act of 1940, as amended, and the related rules adopted thereunder. In accordance with generally accepted accounting principles (“GAAP”), the Fund estimates the following percentages, of the total distribution amount per share, attributable to (i) current and prior fiscal year net investment income, (ii) net realized short-term capital gain, (iii) net realized long-term capital gain and (iv) return of capital or other capital source as a percentage of the total distribution amount. These percentages are disclosed for the current distribution as well as the fiscal year-to-date cumulative distribution amount per share for the Fund.

Current Distribution from:
	Per Share ($)%
Net Investment Income	0.038556	18.36%
Net Realized Short-Term Capital Gain	0.000000	0.00%
Net Realized Long-Term Capital Gain	0.115626	55.06%
Return of Capital or other Capital Source	0.055818	26.58%
Total (per common share)	0.210000	100.00%

Fiscal Year-to-Date Cumulative Distributions from:
	Per Share ($)%
Net Investment Income	0.255216	17.36%
Net Realized Short-Term Capital Gain	0.471888	32.10%
Net Realized Long-Term Capital Gain	0.687078	46.74%
Return of Capital or other Capital Source	0.055818	3.80%
Total (per common share)	1.470000	100.00%

The timing and character of distributions for federal income tax purposes are determined in accordance with income tax regulations which may differ from GAAP. As such, all or a portion of this distribution may be reportable as taxable income on your 2018 federal income tax return. The final tax character of any distribution declared in 2018 will be determined in January 2019 and reported to you on IRS Form 1099-DIV.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and not for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Presented below are return figures, based on the change in the Fund’s Net Asset Value per share (“NAV”), compared to the annualized distribution rate for this current distribution as a percentage of the NAV on the last day of the month prior to distribution record date.

Fund Performance & Distribution Information

Fiscal Year to Date (11/01/2017 through 04/30/2018)
Annualized Distribution Rate as a Percentage of NAV^	13.04%
Cumulative Distribution Rate on NAV^	7.61%
Cumulative Total Return on NAV*	0.61%
Since Inception Average Annual Total Return on NAV for the Period Ended 04/30/2018**	11.94%

^	Based on the Fund’s NAV as of April 30, 2018.

*	Cumulative fiscal year-to-date return is based on the change in NAV including distributions paid and assuming reinvestment of these distributions for the period November 1, 2017 through April 30, 2018.

**	Since inception average annual total return is based on change in NAV including distributions paid and assuming reinvestment of these distributions and is through the last business day of the month prior to the month of the current distribution record date.

While the NAV performance may be indicative of the Fund’s investment performance, it does not measure the value of a shareholder’s investment in the Fund. The value of a shareholder’s investment in the Fund is determined by the Fund’s market price, which is based on the supply and demand for the Fund’s shares in the open market. Past performance does not guarantee future results. Shareholders should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

Furthermore, the Board of Directors reviews the amount of any potential distribution and the income, capital gain or capital available. The Board of Directors will continue to monitor the Fund’s distribution level, taking into consideration the Fund’s net asset value and the financial market environment. The Fund’s distribution policy is subject to modification by the Board of Directors at any time. The distribution rate should not be considered the dividend yield or total return on an investment in the Fund.

Please retain this document for your records.

Investing in the Fund involves risks, including the risk that you may receive little or no return on your investment or that you may lose part or even all of your investment. The Fund’s net asset value will vary and its distribution rate may vary and both may be affected by numerous factors, including changes in the market spread over a specified benchmark, market interest rates and performance of the broader equity markets. Fluctuations in net asset value may be magnified as a result of the Fund’s use of leverage. Therefore, before investing you should carefully consider the risks that you assume when you invest in the Fund's common shares.

The Fund is a closed-end fund and does not continuously issue shares for sale as open-end mutual funds do. Since the initial public offering, the Fund now trades in the secondary market. Investors wishing to buy or sell shares need to place orders through an intermediary or broker. The share price of a closed-end fund is based on the market's value.

The Fund's investment objectives and policies are not designed to seek to return the initial investment to investors that purchase shares.

An investor should consider the Fund's investment objectives, risks, charges and expenses carefully before investing. To obtain an annual report or semi-annual report which contains this and other information, visit www.rivernorthcef.com or call 855.830.1222. Please read them carefully before investing.

ALPS Advisors, Inc. is the investment adviser to the Fund.

RiverNorth Capital Management, LLC is the investment sub-adviser to the Fund. RiverNorth Capital Management, LLC is not affiliated with ALPS Advisors, Inc. or any of its affiliates.

ALPS Portfolio Solutions Distributor, Inc. is the FINRA Member.

Media Contact:

Laura M. Parsons

DST Global Public Relations

+1 816 843 9087

mediarelations@dstsystems.com

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RVC000237 5.31.2019

RiverNorth Opportunities Fund, Inc.

RiverNorth Opportunities Fund Announces Notification of Sources of Distribution

DENVER – June 28, 2018 - The RiverNorth Opportunities Fund, Inc. (NYSE:RIV) announces the sources of a distribution paid on June 28, 2018 of $0.21 per share to shareholders of record at the close of business on June 19, 2018, pursuant to the Fund's managed distribution plan. This press release is issued as required by an exemptive order granted to the Fund by the U.S. Securities and Exchange Commission and includes the notice below sent to shareholders regarding the source of the distribution.

Statement Pursuant to Section 19(a) of the Investment Company Act of 1940

The following table sets forth the estimated amount of the sources of distribution for purposes of Section 19 of the Investment Company Act of 1940, as amended, and the related rules adopted thereunder. In accordance with generally accepted accounting principles (“GAAP”), the Fund estimates the following percentages, of the total distribution amount per share, attributable to (i) current and prior fiscal year net investment income, (ii) net realized short-term capital gain, (iii) net realized long-term capital gain and (iv) return of capital or other capital source as a percentage of the total distribution amount. These percentages are disclosed for the current distribution as well as the fiscal year-to-date cumulative distribution amount per share for the Fund.

Current Distribution from:
	Per Share ($)%
Net Investment Income	0.064827	30.87%
Net Realized Short-Term Capital Gain	0.000000	0.00%
Net Realized Long-Term Capital Gain	0.012390	5.90%
Return of Capital or other Capital Source	0.132783	63.23%
Total (per common share)	0.210000	100.00%

Fiscal Year-to-Date Cumulative Distributions from:
	Per Share ($)%
Net Investment Income	0.320043	19.05%
Net Realized Short-Term Capital Gain	0.471888	28.09%
Net Realized Long-Term Capital Gain	0.699468	41.63%
Return of Capital or other Capital Source	0.188601	11.23%
Total (per common share)	1.680000	100.00%

The timing and character of distributions for federal income tax purposes are determined in accordance with income tax regulations which may differ from GAAP. As such, all or a portion of this distribution may be reportable as taxable income on your 2018 federal income tax return. The final tax character of any distribution declared in 2018 will be determined in January 2019 and reported to you on IRS Form 1099-DIV.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and not for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Presented below are return figures, based on the change in the Fund’s Net Asset Value per share (“NAV”), compared to the annualized distribution rate for this current distribution as a percentage of the NAV on the last day of the month prior to distribution record date.

Fund Performance & Distribution Information

Fiscal Year to Date (11/01/2017 through 05/31/2018)
Annualized Distribution Rate as a Percentage of NAV^	13.13%
Cumulative Distribution Rate on NAV^	8.75%
Cumulative Total Return on NAV*	1.03%
Since Inception Average Annual Total Return on NAV for the Period Ended 05/31/2018**	11.69%
^	Based on the Fund’s NAV as of May 31, 2018.

*	Cumulative fiscal year-to-date return is based on the change in NAV including distributions paid and assuming reinvestment of these distributions for the period November 1, 2017 through May 31, 2018.

**	Since inception average annual total return is based on change in NAV including distributions paid and assuming reinvestment of these distributions and is through the last business day of the month prior to the month of the current distribution record date.

While the NAV performance may be indicative of the Fund’s investment performance, it does not measure the value of a shareholder’s investment in the Fund. The value of a shareholder’s investment in the Fund is determined by the Fund’s market price, which is based on the supply and demand for the Fund’s shares in the open market. Past performance does not guarantee future results. Shareholders should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

Furthermore, the Board of Directors reviews the amount of any potential distribution and the income, capital gain or capital available. The Board of Directors will continue to monitor the Fund’s distribution level, taking into consideration the Fund’s net asset value and the financial market environment. The Fund’s distribution policy is subject to modification by the Board of Directors at any time. The distribution rate should not be considered the dividend yield or total return on an investment in the Fund.

Please retain this document for your records.

ALPS Advisors, Inc. is the investment adviser to the Fund.

RiverNorth Capital Management, LLC is the investment sub-adviser to the Fund. RiverNorth Capital Management, LLC is not affiliated with ALPS Advisors, Inc. or any of its affiliates.

ALPS Portfolio Solutions Distributor, Inc. is the FINRA Member.

Media Contact:

Laura M. Parsons

DST Global Public Relations

+1 816 843 9087

mediarelations@dstsystems.com

###

RVC000239 6.28.2019

RiverNorth Opportunities Fund, Inc.

RiverNorth Opportunities Fund Announces Notification of Sources of Distribution

DENVER – July 26, 2018 - The RiverNorth Opportunities Fund, Inc. (NYSE:RIV) announces the sources of a distribution paid on July 26, 2018 of $0.21 per share to shareholders of record at the close of business on July 17, 2018,  pursuant to the Fund's managed distribution plan. This press release is issued as required by an exemptive order granted to the Fund by the U.S. Securities and Exchange Commission and includes the notice below sent to shareholders regarding the source of the distribution.

Statement Pursuant to Section 19(a) of the Investment Company Act of 1940

The following table sets forth the estimated amount of the sources of distribution for purposes of Section 19 of the Investment Company Act of 1940, as amended, and the related rules adopted thereunder. In accordance with generally accepted accounting principles (“GAAP”), the Fund estimates the following percentages, of the total distribution amount per share, attributable to (i) current and prior fiscal year net investment income, (ii) net realized short-term capital gain, (iii) net realized long-term capital gain and (iv) return of capital or other capital source as a percentage of the total distribution amount. These percentages are disclosed for the current distribution as well as the fiscal year-to-date cumulative distribution amount per share for the Fund.

Current Distribution from:
	Per Share ($)%
Net Investment Income	0.070468	33.56%
Net Realized Short-Term Capital Gain	0.000000	0.00%
Net Realized Long-Term Capital Gain	0.002056	0.98%
Return of Capital or other Capital Source	0.137476	65.46%
Total (per common share)	0.210000	100.00%

Fiscal Year-to-Date Cumulative Distributions from:
	Per Share ($)%
Net Investment Income	0.390511	20.66%
Net Realized Short-Term Capital Gain	0.471888	24.96%
Net Realized Long-Term Capital Gain	0.701524	37.12%
Return of Capital or other Capital Source	0.326077	17.26%
Total (per common share)	1.890000	100.00%

The timing and character of distributions for federal income tax purposes are determined in accordance with income tax regulations which may differ from GAAP. As such, all or a portion of this distribution may be reportable as taxable income on your 2018 federal income tax return. The final tax character of any distribution declared in 2018 will be determined in January 2019 and reported to you on IRS Form 1099-DIV.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and not for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Presented below are return figures, based on the change in the Fund’s Net Asset Value per share (“NAV”), compared to the annualized distribution rate for this current distribution as a percentage of the NAV on the last day of the month prior to distribution record date.

Fund Performance & Distribution Information

Fiscal Year to Date (11/01/2017 through 06/30/2018)
Annualized Distribution Rate as a Percentage of NAV^	13.29%
Cumulative Distribution Rate on NAV^	9.97%
Cumulative Total Return on NAV*	0.92%
Since Inception Average Annual Total Return on NAV for the Period Ended 06/30/2018**	11.24%
^	Based on the Fund’s NAV as of June 30, 2018.

*	Cumulative fiscal year-to-date return is based on the change in NAV including distributions paid and assuming reinvestment of these distributions for the period November 1, 2017 through June 30, 2018.

**	Since inception average annual total return is based on change in NAV including distributions paid and assuming reinvestment of these distributions and is through the last business day of the month prior to the month of the current distribution record date.

While the NAV performance may be indicative of the Fund’s investment performance, it does not measure the value of a shareholder’s investment in the Fund. The value of a shareholder’s investment in the Fund is determined by the Fund’s market price, which is based on the supply and demand for the Fund’s shares in the open market. Past performance does not guarantee future results. Shareholders should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

Furthermore, the Board of Directors reviews the amount of any potential distribution and the income, capital gain or capital available. The Board of Directors will continue to monitor the Fund’s distribution level, taking into consideration the Fund’s net asset value and the financial market environment. The Fund’s distribution policy is subject to modification by the Board of Directors at any time. The distribution rate should not be considered the dividend yield or total return on an investment in the Fund.

Please retain this document for your records.

ALPS Advisors, Inc. is the investment adviser to the Fund.

RiverNorth Capital Management, LLC is the investment sub-adviser to the Fund. RiverNorth Capital Management, LLC is not affiliated with ALPS Advisors, Inc. or any of its affiliates.

ALPS Portfolio Solutions Distributor, Inc. is the FINRA Member.

Media Contact:

Jen Molgano

Public Relations

SS&C Technologies

+1 617 648 0948

jmolgano@sscinc.com

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RVC000242 7.26.2019